Exhibit 23

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO, MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated March 24, 2008 on the consolidated financial statements of China Automotive Systems, Inc. (the “Company”) included in its Annual Report on Form 10-K being filed by the Company, for the fiscal year ended December 31, 2007 and its incorporation by reference into Registration Statement No. 333-126959.

Toronto, Ontario, Canada
March 24, 2008	/s/ Schwartz Levitsky Feldman LLP
Chartered Accountants Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663